Exhibit 1.2

ABL PLEDGE AND SECURITY AGREEMENT
by and among
COFFEYVILLE RESOURCES, LLC,
COFFEYVILLE FINANCE INC.,
CL JV HOLDINGS, LLC,
COFFEYVILLE PIPELINE, INC.,
COFFEYVILLE REFINING & MARKETING, INC.,
COFFEYVILLE NITROGEN FERTILIZERS, INC.,
COFFEYVILLE CRUDE TRANSPORTATION, INC.,
COFFEYVILLE TERMINAL, INC.,
COFFEYVILLE RESOURCES PIPELINE, LLC,
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC,
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC,
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC,
COFFEYVILLE RESOURCES TERMINAL, LLC,
CVR PARTNERS, LP and
CVR SPECIAL GP, LLC
(Grantors)
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
(Collateral Agent)
Dated as of February 22, 2011

SCHEDULE 4.1 — GENERAL INFORMATION
SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY
SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY
SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT
SCHEDULE 4.7 — INTELLECTUAL PROPERTY
SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS
EXHIBIT A — PLEDGE SUPPLEMENT
EXHIBIT B — COUNTERPART AGREEMENT

ABL PLEDGE AND SECURITY AGREEMENT
          This ABL PLEDGE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 22, 2011, is made by and among COFFEYVILLE PIPELINE, INC., a Delaware corporation, COFFEYVILLE REFINING & MARKETING, INC., a Delaware corporation, COFFEYVILLE NITROGEN FERTILIZERS, INC., a Delaware corporation, COFFEYVILLE CRUDE TRANSPORTATION, INC., a Delaware corporation, COFFEYVILLE TERMINAL, INC., a Delaware corporation and CL JV HOLDINGS, LLC, a Delaware limited liability company (each of the foregoing a “Holding Company” and collectively, the “Holding Companies”), COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (the “Company”), COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC, a Delaware limited liability company, COFFEYVILLE RESOURCES REFINING & MARKETING, LLC, a Delaware limited liability company, COFFEYVILLE RESOURCES PIPELINE, LLC, a Delaware limited liability company, COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC, a Delaware limited liability company, COFFEYVILLE RESOURCES TERMINAL, LLC, a Delaware limited liability company (each of the foregoing (including the Company, but excluding the Holding Companies) a “Borrower” and, collectively, the “Borrowers”), and CERTAIN OTHER SUBSIDIARIES OF THE HOLDING COMPANIES as parties hereto from time to time (together with the Holding Companies and the Borrowers, their successors and permitted assigns, and any other Subsidiary of the Holding Companies that becomes a party hereto pursuant to Section 5.3, each individually as a “Grantor”, and collectively as the “Grantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacity as the Collateral Agent for the Secured Parties described below (together with its successors, designees and permitted assigns in such capacity, the “Collateral Agent”).
R E C I T A L S:
          WHEREAS, the Holding Companies, the Borrowers, the other Grantors, various financial institutions and other Persons from time to time parties thereto as lenders (the “Lenders”) and DBTCA, as administrative agent (together with its successors in such capacity, the “Administrative Agent”) and Collateral Agent, are entering into that certain ABL Credit Agreement, dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrowers, all as contemplated therein (the Lenders, each Issuing Lender, each Co-ABL Collateral Agent, the Swingline Lender, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”);
          WHEREAS, one or more of the Grantors may at any time and from time to time enter into, or guaranty the obligations of another Grantor or a Subsidiary thereof under, one or more Secured Hedging Agreements with a Secured Hedging Creditor;
          WHEREAS, one or more of the Grantors may at any time and from time to time enter into, or guaranty the obligations of another Grantor or Subsidiary thereof under, one or more Secured Cash Management Agreements with a Secured Cash Management Creditor;
          WHEREAS, pursuant to the Credit Agreement, the Guarantors have guaranteed to the Secured Parties the payment when due of all Guaranteed Obligations as described therein;
          WHEREAS, the Collateral Agent, the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, the Holding Companies, the Borrowers and each other Grantor party thereto have entered into that certain ABL Intercreditor Agreement, dated as of the date hereof (as amended, modified, restated and/or supplemented from time to time, the “Intercreditor Agreement”), which agreement, among other things, sets forth, as among the Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, the relative priority of their respective Liens in the Collateral and their rights with respect thereto; and
          WHEREAS, it is a condition precedent to (i) the obligations of the Lenders to make the Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Borrowers under the Credit Agreement, (ii) the Secured Hedging Creditors entering into Secured Hedging Agreements with the various Grantors and/or their respective Subsidiaries and (iii) the extension of the Cash Management Services by the Secured Cash Management Creditors to the various Grantors and/or their respective Subsidiaries, that each Grantor shall have executed and delivered to the Collateral Agent this Agreement;

          1. NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuing Lenders to make credit extensions to the Borrowers pursuant to the Credit Agreement, to induce the Secured Hedging Creditors to enter into the Secured Hedging Agreements and to induce the Secured Cash Management Creditors to enter into the Secured Cash Management Agreements, each Grantor and the Collateral Agent agree, for the benefit of each Secured Party as follows:
SECTION 1. DEFINITIONS; GRANT OF SECURITY.
     1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:
          “ABL Documents” has the meaning specified in the Intercreditor Agreement.
          “ABL Priority Collateral” has the meaning specified in the Intercreditor Agreement.
          “Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.
          “Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.
          “Additional Grantors” shall have the meaning assigned in Section 5.3.
          “Agreement” shall have the meaning set forth in the preamble.
          “Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
          “Cash Proceeds” shall have the meaning assigned in Section 7.7.
          “Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.
          “Class” shall have the meaning assigned in Section 12.2.
          “Collateral” shall have the meaning assigned in Section 2.1.
          “Collateral Access Agreement” shall mean a “Landlord Personal Property Collateral Access Agreement” as defined in the Credit Agreement.
          “Collateral Account” shall mean any account established by the Collateral Agent.
          “Collateral Agent” shall have the meaning set forth in the preamble.
          “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
          “Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).
          “Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities

Accounts” (as such schedule may be amended or supplemented from time to time).
          “Company” shall have the meaning set forth in the preamble.
          “Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code, the equity interests of which are held directly by one or more Grantors.
          “Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).
          “Copyrights” shall mean all United States and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.
          “Counterpart Agreement” shall mean an agreement substantially in the form of Exhibit B hereto.
          “Credit Agreement” shall have the meaning set forth in the recitals.
          “Credit Document Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.
          “Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).
          “Documents” shall mean all “documents” as defined in Article 9 of the UCC.
          “Effective Date” shall mean the date of this Agreement.
          “Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures, excluding however, all Excluded Equipment.
          “Excluded Equipment” shall mean at any date any Equipment of a Grantor which is subject to, or secured by, a Permitted Lien if and to the extent that (i) any Indebtedness secured by such Permitted Lien is permitted pursuant to Section 10.04 of the Credit Agreement, (ii) the express terms of a valid and enforceable restriction in favor of a Person who is not a Grantor which is contained in the agreements or documents granting such Permitted Lien or governing the Indebtedness secured thereby and which is permitted to exist under the Credit Agreement prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by a Grantor and (iii) such restriction relates only to the asset or assets subject to such Permitted Lien; provided that all proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such Equipment and all rights to receive such Proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Indebtedness secured by such Permitted Lien in such Equipment.
          “Exempt Accounts” shall mean (x) Deposit Accounts or Securities Accounts the balance of which consist exclusively of (i) withheld income taxes and federal, state, local or foreign employment taxes in such amounts as are required in the reasonable judgment of any Borrower to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies within the following two months with respect to employees of any of the Grantors, (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 or any foreign plan on behalf of or for the benefit of employees of one or more Grantors, (iii) amounts which are required to be pledged or otherwise provided as security pursuant to any law, other requirements of any Governmental Authority or foreign pension requirement, (iv) any accounts opened and amounts or deposits relating to Liens permitted by Section 10.01(l), (n), (u) and/or

(z) of the Credit Agreement, in each case which are permitted under the Credit Agreement, and (v) amounts to be used to fund payroll obligations, and (y) all other Deposit Accounts or Securities Accounts established (or otherwise maintained) by any Grantor (excluding Collection Accounts, Concentration Accounts and DB Accounts) that do not have balances (including the value of Cash Equivalents and other securities) at any time exceeding $1,000,000 for any individual Deposit Account or Securities Account or $5,000,000 in the aggregate for all such Deposit Accounts and Securities Accounts; provided that in the case of preceding clauses (x) and (y), such Deposit Accounts and Securities Accounts shall not be Exempt Accounts to the extent they are at any time pledged in favor of the other secured parties or their applicable collateral trustee or agent entitled to the benefits of the Intercreditor Agreement.
          “Event of Default” shall mean an Event of Default under any of the Credit Documents which, solely for the purposes of Section 7 of this Agreement, has resulted in the Administrative Agent or the Collateral Agent exercising any of its rights under Section 11 of the Credit Agreement.
          “First Lien Collateral Trustee” has the meaning specified in the Intercreditor Agreement.
          “First Lien Obligations” has the meaning specified in the Intercreditor Agreement.
          “First Lien Secured Parties” has the meaning specified in the Intercreditor Agreement.
          “General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Grantor Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).
          “Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).
          “Grantor Intellectual Property” shall have the meaning set forth in Section 4.7(a)(ii) herein.
          “Grantors” shall have the meaning set forth in the preamble.
          “Indemnitee” shall have the meaning set forth in Section 10.1.
          “Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.
          “Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.
          “Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.
          “Intercreditor Agreement” shall have the meaning set forth in the recitals.
          “Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
          “Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.
          “Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.
          “Lender” shall have the meaning set forth in the recitals.

          “Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.
          “Money” shall mean “money” as defined in the UCC.
          “Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).
          “Note Priority Collateral” has the meaning specified in the Intercreditor Agreement.
          “Paid in Full” has the meaning specified in the Intercreditor Agreement.
          “Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).
          “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
          “Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.
          “Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.
          “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.
          “Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.
          “Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.
          “Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

          “Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.
          “PPSA” shall mean the Personal Property Security Act (Alberta) (or any successor statute) and similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the grant, perfection, enforcement, opposability, priority, validity or effect of security interests in the Collateral.
          “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
          “Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
          “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.
          “Record” shall have the meaning specified in Article 9 of the UCC.
          “Required Secured Parties” shall mean (i) at any time when any Credit Document Obligations or Letters of Credit are outstanding or any Revolving Loan Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Revolving Loan Commitments and Letters of Credit under the Credit Agreement have been terminated and no further Revolving Loan Commitments and Letters of Credit may be provided thereunder, the holders of a majority of the outstanding Secured Hedging Obligations and the Secured Cash Management Obligations (taken together).
          “Requisite Secured Parties” shall have the meaning assigned in Section 12.2.
          “Second Lien Obligations” shall have the meaning specified in the Intercreditor Agreement.
          “Secured Obligations” shall have the meaning assigned in Section 3.1.
          “Secured Parties” shall mean, collectively, the Lender Creditors, the Secured Cash Management Creditors and the Secured Hedging Creditors.
          “Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
          “Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii)

shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).
          “Subordinated Lien Collateral Trustee” has the meaning specified in the Intercreditor Agreement.
          “Subordinated Lien Obligations” has the meaning specified in the Intercreditor Agreement.
          “Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.
          “Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
          “Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).
          “Trademarks” shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
          “Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).
          “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
          “ULC Shares” means shares in any unlimited company or unlimited liability corporation at any time owned or otherwise held by any Grantor.
          “United States” shall mean the United States of America.
     1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. If any Secured Obligations remain outstanding and the Credit Agreement ceases to be in full force and effect, then all terms defined in the Credit Agreement shall continue to be so defined notwithstanding that the Credit Agreement is no longer outstanding. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.
     2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and continuing lien on, and assigns and hypothecates to the Collateral Agent for the benefit of the Secured Parties, all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, except as provided in Section 2.2, being hereinafter collectively referred to as the “Collateral”):
          (a) Accounts;
          (b) Chattel Paper;
          (c) Documents;
          (d) General Intangibles;
          (e) Goods;
          (f) Instruments;
          (g) Insurance;
          (h) Intellectual Property;
          (i) Investment Related Property;
          (j) Letter of Credit Rights;
          (k) Money;
          (l) Receivables and Receivable Records;
          (m) Commercial Tort Claims;
          (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
          (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
     2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.2 hereof attach to (a) any Intellectual Property, lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; or (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; or (c) with respect to perfection only, any item of personal property as to which the Collateral Agent shall determine in its reasonable discretion after consultation with the Company that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.
     Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement (i) in the ABL Priority Collateral, shall be a first priority lien as provided in the Intercreditor

Agreement and (ii) in the Note Priority Collateral, shall be a second priority lien as provided in the Intercreditor Agreement and the exercise of any right or remedy by the Collateral Agent hereunder in respect of Note Priority Collateral is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Payment in Full of First Lien Obligations, the requirements of this Agreement to deliver Note Priority Collateral and any certificates, Instruments or Documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Note Priority Collateral and such certificates, Instruments or Documents in relation thereto to the First Lien Collateral Trustee (as bailee for the Collateral Agent).
     Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, upon the consummation of the Permitted Fertilizer Event in accordance with the Credit Agreement (including and subject to the terms of Section 10.14 thereof), (a) the Fertilizer Entities shall be released from all of their rights and obligations hereunder, (b) the Fertilizer Entities shall no longer be parties to this Agreement, and (c) all Collateral owned by any Fertilizer Entity shall be released from the Liens created under this Agreement, in each case automatically and without any further action by any Person. Notwithstanding the foregoing, the Collateral Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence any of the foregoing.
     The parties hereto agree that the requirements of this Agreement to give control of any Note Priority Collateral to the Collateral Agent shall be deemed satisfied so long as such control is in place with the First Lien Collateral Trustee acting for the benefit of the Secured Parties pursuant to the terms of the Intercreditor Agreement.
     Each Grantor hereby acknowledges that (i) value has been given, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral to the Collateral Agent (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the security interest, liens, assignments, mortgages, charges, hypothecations or pledges granted hereunder, and (iv) it has received a copy of this Agreement.
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.
     3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Credit Document Obligations, all Secured Hedging Obligations and all Secured Cash Management Obligations with respect to every Grantor (collectively, the “Secured Obligations”).
     3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.
     4.1 Generally.
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that:
          (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will, except as permitted by the Credit Agreement, continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens;
          (ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor and (y) its organizational identification number, if any;

          (iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);
          (iv) except as provided on Schedule 4.1(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;
          (v) except in connection with Permitted Liens, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated;
          (vi) (u) upon the filing of all UCC and PPSA financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time), (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account (other than Exempt Accounts), (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests in registered or applied for Grantor Intellectual Property (other than any foreign Intellectual Property, to the extent such foreign Intellectual Property cannot be perfected in the United States) in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected (it being understood and agreed that the Exempt Accounts will not be perfected by execution of a control agreement) First Priority Liens in the ABL Priority Collateral and Second Priority Liens in the Note Priority Collateral (subject in the case of priority only to other Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables);
          (vii) all material actions and consents, including all material filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;
          (viii) other than the financing statements filed in favor of the Collateral Agent, no effective UCC or PPSA financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;
          (ix) except as could not result in a Material Adverse Effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body that has not been made or obtained is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;
          (x) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);
          (xi) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and
          (xii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements:
          (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect, such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;
          (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect, any applicable statute, regulation or ordinance or any policy of Insurance covering the Collateral;
          (iii) it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall, promptly after such change, and in no event later than 15 days after such change (a) notify the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) take all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby; and
          (iv) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise permitted in accordance with the Credit Agreement.
     4.2 Equipment and Inventory.
          (a) Representations and Warranties. Each Grantor represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that:
          (i) to the best knowledge of such Grantor, all of the Equipment and Inventory included in the Collateral with a book value in excess of $5,000,000 is kept for the past four (4) years only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time); and
          (ii) except as set forth in Schedule 4.2 (as such schedule may be amended or supplemented from time to time), none of the Inventory or Equipment with a book value in excess of $5,000,000 is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements:
          (i) it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory with a book value in excess of $5,000,000 in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have taken all actions, if any, necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;
          (ii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

          (iii) if (A) Inventory in the amount in excess of $1,000,000 is in possession or control of any third party or (B) Inventory and Equipment in the aggregate amount in excess of $5,000,0000 is in the possession or control of any third party, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and shall use its commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding such Inventory and/or Equipment (as applicable) for the benefit of the Collateral Agent; and
          (iv) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Equipment in excess of $1,000,000 individually or $5,000,000 in the aggregate, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.
     4.3 Receivables.
          (a) Representations and Warranties. Each Grantor represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that:
          (i) to its knowledge, each Receivable owing by any single Account Debtor with value in excess of $5,000,000 (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;
          (ii) none of the Account Debtors in respect of any Receivable in excess of $1,000,000 individually or $5,000,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable in excess of $1,000,000 individually or $5,000,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and
          (iii) no Receivable in excess of $1,000,000 individually or $5,000,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).
          (b) Covenants and Agreements: Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements:
          (i) it shall perform in all material respects all of its obligations with respect to the Receivables, except as could not reasonably be expected to have Material Adverse Effect;
          (ii) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof and, except as otherwise provided in subsection (v) below, following an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;
          (iii) except as otherwise provided in this subsection, each Grantor shall during the continuance of an Event of Default take such action as such Grantor or the Collateral Agent may deem reasonably necessary to exercise all material rights it may have under Receivables. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and, subject to paragraph (i) above, such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and
          (iv) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.
          (c) Delivery and Control of Receivables. With respect to any Receivables in excess of $1,000,000 individually or $5,000,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) Business Days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $1,000,000 individually or $5,000,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent during the continuance of an Event of Default.
     4.4 Investment Related Property.
          4.4.1 Investment Related Property Generally
          (a) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements:
          (i) in the event it acquires rights in any Investment Related Property, with a value in excess of $1,000,000 (except with respect to Pledged Equity Interests) after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;
          (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within ten (10) Business Days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal; and
          (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.
          (b) Delivery and Control.
          (i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights and which is included in the Collateral it shall comply with the provisions of this Section 4.4.1(b) on or before the date hereof and with respect to any Investment Related Property hereafter acquired by such Grantor and which is included in the Collateral, it shall comply with the provisions of this Section 4.4.1(b) within (10) Business Days upon acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” with the value in excess of $1,000,000 (other than any Investment Related Property credited to a Securities Account) and which is included in the Collateral, it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account) and which is included in the Collateral, it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a control agreement reasonably acceptable to the Collateral Agent), pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security (such instructions only to be given upon an Event of Default that is continuing in accordance with Section 7 hereof) without further consent by such Grantor.
          (c) Voting and Distributions.
          (i) So long as no Event of Default shall have occurred and be continuing:
(1)	except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the other ABL Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other ABL Documents;

(2)	the Collateral Agent, at each Grantor’s expense, shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor with respect to Collateral registered in the name of the Collateral Agent to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above and receive and retain dividends and other payments to the extent which it is entitled pursuant to Section 4.4.1(a)(ii) above; and

(3)	Upon the occurrence and during the continuation of an Event of Default:
(A)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)	in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

          4.4.2 Pledged Equity Interests
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that:
          (i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;
          (ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens;
          (iii) without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;
          (iv) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and
          (v) except as otherwise set forth on Schedule 4.4(C), none of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements:
          (i) unless otherwise permitted under the Credit Agreement or without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that would reasonably be expected to cause a Material Adverse Effect or materially adversely affects the validity, perfection or priority of the Collateral Agent’s security interest in any Investment Related Property, (b) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (c) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (d) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC, unless such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;
          (ii) Except as otherwise permitted under the ABL Documents, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest included in the Collateral to merge or consolidate unless the covenants of the ABL Documents are complied with; and
          (iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents following an Event of Default that is continuing to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.
          4.4.3 Pledged Debt

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date and on each date on which any Credit Event occurs, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and included in the Collateral; to its knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness; and
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements, it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.
          4.4.4 Investment Accounts
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that:
          (i) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts”, respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest and that is included in the Collateral. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;
          (ii) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest and that is included in the Collateral. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any Money or other property deposited therein; and
          (iii) Each Grantor has taken all actions necessary, including those specified in Section 4.4.4(c), to: (a) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts (other than Exempt Accounts), Securities Entitlements or Commodities Accounts (each as defined in the UCC) (other than the Exempt Accounts); (b) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than the Exempt Accounts); and (c) deliver all Instruments to the Collateral Agent.
          (b) Covenant and Agreement. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements, it shall not permit any Investment Account with assets in excess of $1,000,000 to exist unless a control agreement with respect to any such Investment Account has been entered into, or in the case of any Investment Account that exists on the date hereof, has been entered into within 30 days of the date hereof, by the appropriate Grantor, the Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c).
          (c) Delivery and Control
          (i) With respect to any Investment Related Property consisting of Securities Accounts (other than Exempt Accounts) or Securities Entitlements with balance in excess of $1,000,000 individually and $5,000,000 in the aggregate, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into, within 30 days after the opening of such Securities Account, a control agreement reasonably acceptable to the Collateral Agent pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account” (other than the Exempt Accounts), it shall cause the depositary institution maintaining such account to enter into, within 30 days after the opening of such Deposit Account, a control agreement reasonably acceptable to the Collateral Agent, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts (other than Exempt Accounts), Securities Entitlements or Deposit Accounts (other than the Exempt Accounts) that exist on the date of this Agreement and (ii) any Securities Accounts (other than Exempt Accounts), Securities Entitlements or Deposit Accounts (other than the Exempt Accounts) that are created or acquired after the date of this Agreement, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting Moneys or investments, into such Securities Accounts or Deposit Accounts.
     In addition to the foregoing, if any issuer of any Investment Related Property, with a value in excess of $1,000,000 individually and $5,000,000 in the aggregate, is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.
     4.5 Material Contracts. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements:
          (i) in addition to any rights under the Section of this Agreement relating to Receivables, the Collateral Agent may at any time during the continuance of an Event of Default notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent; and
          (ii) each Grantor shall, within thirty (30) days after entering into any Non-Assignable Contract that is a Material Contract after the Effective Date, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Secured Party and use its best efforts to obtain such consent as soon as practicable thereafter.
     4.6 Letter of Credit Rights.
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that:
          (i) all material letters of credit to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and
          (ii) it has obtained the consent of each issuer of any letter of credit in excess of $1,000,000 in the aggregate to the assignment of the proceeds of the letter of credit to the Collateral Agent in accordance with Section 4.6(b); provided, however, that with respect to any letters of credit in existence on the Effective Date, such consent shall be obtained within 30 days following the Effective Date.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements, with respect to any letter of credit in excess of $1,000,000 in the aggregate hereafter arising, it shall use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

     4.7 Intellectual Property.
          (a) Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that:
          (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;
          (ii) it is the sole and exclusive owner of the entire right, title, and interest in or is a licensee to all Intellectual Property listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time) (“Grantor Intellectual Property”), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);
          (iii) all Grantor Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part except as could not reasonably be expected to have Material Adverse Effect, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Grantor Intellectual Property in full force and effect as reasonably necessary for the conduct of the business and except as could not reasonably be expected to have a Material Adverse Effect;
          (iv) no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Grantor Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;
          (v) all registrations and applications for Grantor Intellectual Property are standing in the name of a Grantor, and none of the Grantor Intellectual Property has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);
          (vi) the conduct of each Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party except as could not reasonably be expected to have a Material Adverse Effect; to Grantor’s knowledge, no claim has been made that the use of any Intellectual Property owned, licensed or used by Grantor violates the asserted rights of any third party except as could not reasonably be expected to have a Material Adverse Effect;
          (vii) to the best of each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect;
          (viii) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Grantor Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect; and
          (ix) except in connection with Permitted Liens or as otherwise permitted under the ABL Documents, each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Grantor Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Grantor Intellectual Property, other than in favor of the Collateral Agent or Permitted Liens.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all

Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements:
          (i) it shall not do any act or omit to do any act whereby any of the Grantor Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein except to the extent a particular item of Intellectual Property is no longer material or necessary to the business of such Grantor or that the same could not reasonably be expected to have a Material Adverse Effect;
          (ii) it shall, within a reasonable time from the creation or acquisition of any Copyrightable work the registration of which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office where warranted in the Grantor’s reasonable business judgment, except where the failure to do the same could not reasonably be expected to have a Material Adverse Effect;
          (iii) it shall (within a reasonable time after any Grantor obtains knowledge thereof) notify the Collateral Agent if it knows that any item of the Grantor Intellectual Property that is material to the business of any Grantor has become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any court;
          (iv) it shall, where warranted in any Grantor’s reasonable business judgment, take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office or any state registry to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Grantor Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);
          (v) it shall (within a reasonable time after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any material Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;
          (vi) it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Grantor Intellectual Property, whether now owned or hereafter acquired; and
          (vii) after the occurrence and during the continuance of an Event of Default, it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Grantor Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.
     4.8 Commercial Tort Claims
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date and on each date that a Credit Event occurs, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $1,000,000 individually or $5,000,000 in the aggregate; and
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Secured Obligations (other than unmatured contingent obligations), the cancellation or termination in full of the Total

Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements, with respect to any Commercial Tort Claim in excess of $1,000,000 individually or $5,000,000 in the aggregate hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.
SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;ADDITIONAL GRANTORS.
     5.1 Access; Right of Inspection. The Collateral Agent shall at all reasonable times with reasonable notice have full and free access during normal business hours and without unreasonable interruption of business to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all reasonable times with reasonable notice also have the right during normal business hours and without unreasonable interruption of business to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
     5.2 Further Assurances.
          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:
          (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary and as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;
          (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Grantor Intellectual Property with any intellectual property registry in the United States in which said Grantor Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State;
          (iii) at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent;
          (iv) at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral;
          (v) execute such Collateral Access Agreements as may be required by the Credit Agreement.
          (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          (c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Grantor Intellectual Property or any Grantor Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.
     5.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of the Holding Companies to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
     6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:
          (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust Insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;
          (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
          (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
          (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;
          (e) to prepare and file any UCC or PPSA financing statements against such Grantor as debtor;
          (f) to prepare, sign, and file for recordation in any United States intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Grantor Intellectual Property in the name of such Grantor as debtor;
          (g) upon the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and
          (h) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.
     7.1 Generally.
          (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to the terms of and in the manner contemplated by the Intercreditor Agreement, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC and the PPSA (whether or not the UCC or PPSA applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
          (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;
          (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
          (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;
          (iv) without notice except as specified below or under the UCC or PPSA, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable;
          (v) appoint by instrument in writing a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any receiver or agent;
          (vi) institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral; and
          (vii) carry on all or any part of the business of any Grantor and, to the exclusion of all others including the Grantors, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by any Grantor for such time as the Collateral Agent sees fit, free of charge, and the Collateral Agent and the Secured Parties are not liable to the Grantor for any act, omission or negligence (other than their own gross negligence or wilful misconduct) in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action.
          (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC or the PPSA (as applicable) and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC or the PPSA (as applicable), to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the

Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided this section shall not restrict the operation of Section 9-615(f) of the UCC. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.
          (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (d) The Collateral Agent shall have no obligation to marshal any of the Collateral.
          (e) Any receiver appointed by the Collateral Agent is vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of any Grantor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Collateral Agent.
          (f) Any receiver appointed by the Collateral Agent will act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Grantors. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Grantors or as agent for the Collateral Agent as the Collateral Agent may determine in its discretion. The Grantors agree to ratify and confirm all actions of the receiver as agent for the Grantors, and to release and indemnify the receiver in respect of all such actions.
          (g) The Collateral Agent, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Grantors or otherwise and is not responsible for any misconduct or negligence of such receiver.
     7.2 Application of Proceeds.
          (a) Except as expressly provided elsewhere in this Agreement, and subject to the terms of the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of, the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations in the following order of priority:
          (I) first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses (including Expenses), liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof;
          (II) second, to the extent of any excess of such proceeds, to the payment of all amounts (including Expenses) owing to the Administrative Agent in its capacity as such;
          (III) third, to the extent of any excess of such proceeds, to the payment of all amounts (including Expenses) owing to any Issuing Lender in its capacity as such;
          (IV) fourth, to the extent of any excess of such proceeds, to the payment of the outstanding Primary Obligations which are Credit Document Obligations to the Secured Parties (other than the Secured Hedging Creditors and the Secured Cash Management Creditors) as provided in Section 7.2(e) hereof, with each such Secured Party receiving an amount equal to its outstanding Primary Obligations which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (V) fifth, to the extent of any excess of such proceeds, to the payment of the outstanding Secondary Obligations which are Credit Document Obligations to the Secured Parties (other than the Secured Hedging Creditors and the Secured Cash Management Creditors) as provided in Section 7.2(e) hereof, with each such Secured Party receiving an amount equal to its outstanding Secondary Obligations which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;
          (VI) sixth, to the extent of any excess of such proceeds, to the payment of the outstanding Primary Obligations which are Secured Cash Management Obligations and Secured Hedging Obligations to the Secured Parties which are Secured Hedging Creditors or Secured Cash Management Creditors as provided in Section 7.2(e) hereof, with each such Secured Party receiving an amount equal to its outstanding Primary Obligations which are Secured Cash Management Obligations and Secured Hedging Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;
          (VII) seventh, to the extent of any excess of such proceeds, to the payment of the outstanding Secondary Obligations which are Secured Cash Management Obligations and Secured Hedging Obligations shall be paid to the Secured Parties which are Secured Hedging Creditors or Secured Cash Management Creditors as provided in Section 7.2(e) hereof, with each such Secured Party receiving an amount equal to its outstanding Secondary Obligations which are Secured Cash Management Obligations and Secured Hedging Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed; and
          (VIII) eighth, to the extent of any excess of such proceeds, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus (including to the holders of the First Lien Obligations, the Second Lien Obligations and the Subordinated Lien Obligations as provided in the Intercreditor Agreement).
          (b) For purposes of this Agreement: (i) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, of the relevant Secured Parties; (ii) “Primary Obligations” shall mean (x) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings (and all interest thereon), the Stated Amount of all outstanding Letters of Credit and all Fees, (y) in the case of the Secured Hedging Obligations, all amounts due to a Secured Hedging Creditor under each Secured Hedging Agreement (other than indemnities, fees (including, without limitation, reasonable attorneys’ fees) and similar obligations and liabilities) and (z) in the case of Secured Cash Management Obligations, all amounts due under each Secured Cash Management Agreement with a Secured Cash Management Creditor (other than indemnities, fees (including, without limitation, reasonable attorneys’ fees) and similar obligations and liabilities); and (iii) “Secondary Obligations” shall mean all Secured Obligations other than Primary Obligations.
          (c) When payments to Secured Parties are based upon their respective Pro Rata Shares, the amounts received by such Secured Parties hereunder shall be applied (for purposes of making determinations under this Section 7.2 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other relevant Secured Parties, with each Secured Party whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all relevant Secured Parties entitled to such distribution.
          (d) Each of the Secured Parties, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans under the Credit Agreement and Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.2(a) hereof.

          (e) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, and (y) if to the Secured Hedging Creditors or the Secured Cash Management Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Secured Hedging Creditors or the Secured Cash Management Creditors, as applicable, or, in the absence of such a Representative, directly to the Secured Hedging Creditors or the Secured Cash Management Creditors, as applicable.
          (f) For purposes of applying payments received in accordance with this Section 7.2, the Collateral Agent shall be entitled to rely upon the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Secured Hedging Creditors and the Secured Cash Management Creditors, as applicable, for a determination (which the Administrative Agent, each Representative, the Secured Hedging Creditors and the Secured Cash Management Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Secured Hedging Creditors or the Secured Cash Management Creditors, as the case may be. Unless it has received written notice from a Lender Creditor, a Secured Hedging Creditor or a Secured Cash Management Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from a Secured Hedging Creditor or a Secured Cash Management Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Hedging Agreements or Secured Cash Management Agreements, as applicable, are in existence.
          (g) It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.
          (h) It is understood and agreed by each Grantor and each Secured Party that the Collateral Agent shall have no liability for any determinations made by it in this Section 7.2 (including, without limitation, as to whether given Collateral constitutes Notes Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Grantor and each Secured Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.
     7.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, the applicable Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale.
     7.4 Deposit Accounts.
     If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account (other than the Exempt Accounts) or instruct the bank at which any Deposit Account (other than the Exempt Accounts) is maintained to pay the balance of any Deposit Account (other than the Exempt Accounts) to or for the benefit of the Collateral Agent.
     7.5 Investment Related Property.
     Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral

Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
     7.6 Intellectual Property.
          (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:
          (i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Grantor Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Agent in aid of such enforcement and such Grantor shall, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 11 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Grantor Intellectual Property as provided in this Section, each Grantor agrees to use commercially reasonable measures to the extent necessary, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in any Grantor Intellectual Property that is material to its business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;
          (ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Grantor Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
          (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Grantor Intellectual Property; and
          (iv) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Grantor Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;
(1)	all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)	such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
          (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Grantor Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

          (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 after an Event of Default and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.
     7.7 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.
SECTION 8. COLLATERAL AGENT.
     2. The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other ABL Documents. By accepting the benefits of this Agreement and each other Security Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Parties and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Security Documents.
SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; RELEASES.
     3. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination in full of the Total Revolving Loan Commitment, the cancellation or expiration of all outstanding Letters of Credit, the expiration or termination of all Secured Hedging Agreements and the expiration or termination of all Secured Cash Management Agreements, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns and, upon such payment in full, cancellation, termination or expiration, the security interest granted hereby shall automatically terminate hereunder and of record. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon any such termination, the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors (or authorize the filing by the Grantors of) any documents that the Grantors shall reasonably request, including financing statement amendments, to evidence such termination. Upon any disposition of property including Capital Stock of a Grantor permitted by the ABL Documents to a Person that is not a Grantor and in compliance with all provisions of the ABL Documents for release of the Liens on such property, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor, or such Grantor shall be automatically released, as the case may be, in each case, with no further action on the part of any Person. The Collateral Agent shall, at the Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.
SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.
     4. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 13.01 of the Credit Agreement.
SECTION 11. MISCELLANEOUS.
     11.1 Miscellaneous. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 13.03 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other ABL Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other ABL Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and permitted assigns. Except as permitted under the ABL Documents, no Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other ABL Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the ABL Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic means, including .pdf) shall be effective as delivery of a manually signed counterpart to this Agreement.
     11.2 Waiver; Amendment. Except as otherwise provided in this Agreement with respect to updating Schedules hereto and adding or releasing Grantors hereunder, none of the terms and conditions of this Agreement or any other Security Documents may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor directly affected thereby (it being understood that the addition or release of any Grantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Grantor other than the Grantor so added or released) and the Collateral Agent (with the written consent of the Required Secured Parties); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Parties (and not all Secured Parties in a like or similar manner) also shall require the written consent of the Requisite Secured Parties of such affected Class. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Parties, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Secured Hedging Creditors as the holders of the Secured Hedging Obligations and (z) the Secured Cash Management Creditors as the holder of the Secured Cash Management Obligations. For the purpose of this Agreement, the term “Requisite Secured Parties” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), (y) with respect to the Secured Hedging Obligations, the holders of at least a majority of all Secured Hedging Obligations outstanding from time to time and (z) with respect to the Secured Cash Management Obligations, the holders of at least a majority of all Secured Cash Management Obligations outstanding from time to time.
     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS THAT WOULD REQUIRE APPLICATION OF LAWS OF ANOTHER STATE.
*     *     *

     IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING &
MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
CL JV HOLDINGS, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
CVR SPECIAL GP, LLC

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CVR PARTNERS, LP By: CVR GP, LLC, its managing general partner
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Collateral Agent
By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

EXHIBIT A
TO ABL PLEDGE AND SECURITY AGREEMENT
PLEDGE SUPPLEMENT
     This PLEDGE SUPPLEMENT, dated ____/__/20__, is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the ABL Pledge and Security Agreement, dated as of February 22, 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among COFFEYVILLE RESOURCES, LLC, the other Grantors named therein, and Deutsche Bank Trust Company Americas, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.
     Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
     IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of ____/__/20_.

[NAME OF GRANTOR]
By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 4.1
TO ABL PLEDGE AND SECURITY AGREEMENT
Additional Information:
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place of
Business (or
		Jurisdiction of	Residence if Grantor is
Full Legal Name	Type of Organization	Organization	a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

Additional Information:

Name of Grantor	Location of Equipment and Inventory

SUPPLEMENT TO SCHEDULE 4.4
TO ABL PLEDGE AND SECURITY AGREEMENT
Additional Information:
(A)
Pledged Stock:
Pledged Partnership Interests:
Pledged LLC Interests:
Pledged Trust Interests:
Pledged Debt:
Securities Account:
Commodities Accounts:
Deposit Accounts:
(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Issuer of Pledged LLC Interest/Pledged Partnership
Name of Grantor	Interest

SUPPLEMENT TO SCHEDULE 4.5
TO ABL PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Description of Material Contract

SUPPLEMENT TO SCHEDULE 4.6
TO ABL PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Description of Letters of Credit

SUPPLEMENT TO SCHEDULE 4.7
TO ABL PLEDGE AND SECURITY AGREEMENT
Additional Information:
(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions

SUPPLEMENT TO SCHEDULE 4.8
TO ABL PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT B
TO ABL PLEDGE AND SECURITY AGREEMENT
COUNTERPART AGREEMENT
[Name of Additional Grantor]
[Address of Additional Grantor]
[Date]
Ladies and Gentlemen:
     Reference is made to the ABL Pledge and Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of February 22, 2011, among COFFEYVILLE RESOURCES, LLC, the other Grantors named therein, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Collateral Trustee.
     This Counterpart Agreement supplements the Security Agreement and is delivered by the undersigned, [          ] (the “Additional Grantor”), pursuant to Section 5.3 of the Security Agreement. The Additional Grantor hereby agrees to be bound as a Grantor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The Additional Grantor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the Additional Grantor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a security interest in and continuing lien on, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder. The Additional Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantor contained in the Security Agreement and the Credit Agreement.
     Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the Additional Grantor. Such supplements shall be deemed to be part of the Security Agreement.
     This Counterpart Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
     THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the Additional Grantor has caused this Counterpart Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:
Title:
AGREED TO AND ACCEPTED:
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Collateral Agent

By:

Name:
Title:

By:

Name:
Title: